                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) April 20, 1998



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)



         Delaware                   0-16102               59-2840783
     (State or Other              Commission           (I.R.S. Employer
     Jurisdiction of              File Number           Identification
     Incorporation)                                         Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY 08054
                   (Address of principal executive offices)

                                 (609)235-6009
             (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

     On March 25, 1998, Eastern Environmental Services, Inc. (the "Registrant") entered into an Agreement for the Sale and Purchase of Stock of Atlantic Waste Disposal, Inc. (the "Atlantic Disposal Stock Purchase Agreement") between the Registrant, Atlantic Waste Disposal, Inc. ("Atlantic Disposal"), its wholly owned subsidiaries: Atlantic Transportation Services, Inc., Atlantic Collection, Inc. and Resource Products, Inc.; and Brambles Waste Services, Inc. (the "Seller"), to acquire all of the outstanding shares of stock of Atlantic Disposal. At the execution of the Atlantic Disposal Stock Purchase Agreement, Atlantic Disposal was a wholly owned subsidiary of Brambles Waste Services, Inc. Simultaneously with the execution of the Atlantic Waste Disposal Stock Purchase Agreement, the Registrant entered into an Agreement for the Sale and Purchase of Stock of Atlantic of New York, Inc. (the "Atlantic New York Stock Purchase Agreement") between the Registrant, Atlantic Disposal and Brambles Waste Services, Inc. (the "Seller"), to acquire all of the outstanding stock of Atlantic of New York, Inc. from Brambles Waste Services, Inc. The Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries.
On June 29, 1998, the parties executed an amendment to the Atlantic Disposal Stock Purchase Agreement ("Amendment"). The description of the acquisition transactions set forth herein are qualified in their entirety by reference to the Agreements which are incorporated by reference as Exhibits 10.1 and 10.2 and the Amendment which is filed herewith as Exhibit 10.3.

     On April 20, 1998 the Seller delivered to the Registrant the schedules required to be delivered under the Atlantic Disposal Stock Purchase Agreement and the Atlantic New York Stock Purchase Agreement ("Schedules"). Once the Registrant reviewed the Schedules, the Registrant determined that the acquisitions were probable within the meaning of the applicable rules and regulations of the Securities and Exchange Commission. Closing of the purchase was subject to finalization of a review by the U.S. Department of Justice and the Federal Trade Commission under the Hart Scott Rodino Antitrust Improvements Act of 1976 as well as other governmental approvals and certain third party consents. The acquisition was also subject to the waiver or expiration of a 90-day right of first refusal held by a third party.

     Closing under the Atlantic Disposal Stock Purchase Agreement and the Atlantic New York Stock Purchase Agreement took place on July 23, 1998. At the closings, the Registrant purchased all of the outstanding stock of Atlantic Waste Disposal, Inc. and Atlantic New York, Inc. for total consideration of approximately $91 million funded from borrowings under the Registrant's revolving credit facility and available working capital. The acquisition will be accounted for using the "purchase" method of accounting.

Atlantic Disposal owns the assets and liabilities relating to the operation of a Subtitle D municipal solid waste disposal facility currently operating on 48 acres of a 1,315 acre property owned by Atlantic Disposal in Southeastern Virginia. Atlantic of New York, Inc. owns and operates a fully permitted and rail served putrescible solid waste transfer station in Brooklyn, New York. The acquired assets include trucks, containers, landfill equipment, permits and real estate used in the operation of the landfill, hauling and transfer station operations. The Registrant intends to continue to operate the business owned by Atlantic Disposal and Atlantic New York. Substantially, all liabilities, including landfill closure and post-closure liabilities, are to be assumed by the Registrant after closing, except for intercompany, income tax related liabilities, and certain contingent liabilities.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS.
          -----------------------------------


(A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       The required financial statements of Atlantic Waste Disposal, Inc. were filed in previous filings of this Form 8-K/A within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

(B)    PRO FORMA FINANCIAL INFORMATION

       The required pro forma information was filed in previous filings of this Form 8-K/A within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.


(C)    EXHIBITS

*10.1 Agreement for the Sale and Purchase of Stock of Atlantic Waste Disposal, Inc. dated March 25, 1998, by and among Atlantic Waste Disposal, Inc., Brambles Waste Services, Inc., Atlantic Transportation Services, Inc., Atlantic Collection, Inc., Resource Products, Inc. and the Registrant.

*10.2 Agreement for the Sale and Purchase of Stock of Atlantic New York, Inc. dated March 25, 1998, by and among Atlantic Waste Disposal, Inc., Brambles Waste Services, Inc., Atlantic New York, Inc. and the Registrant.

*23.1  Consent of Deloitte & Touche LLP

 10.3 Amendment dated June 29, 1998 to the Agreement for the Sale and Purchase of Stock of Atlantic Waste Disposal, Inc. and the Agreement for the Sale and Purchase of Atlantic New York, Inc.

________________________________________________________________________________
*    Incorporated by reference



               SIGNATURE
               ---------

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Eastern Environmental Services, Inc.

Date: August 7, 1998         By:  /s/ Gregory M. Krzemien
                                --------------------------
                             Gregory M. Krzemien, Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit
 No.      Description
----      -----------


10.3 Amendment dated June 29, 1998 to the Agreement for the Sale and Purchase of Stock of Atlantic Waste Disposal, Inc. and the Agreement for the Sale and Purchase of Atlantic New York, Inc.